EXHIBIT 6

One Equity Partners LLC

Executive Officers

Name	Title
Richard M. Cashin, Jr.	President

Mary Kay Lorenz	Chief Financial Officer and Treasurer

James S. Rubin	Vice President

Daniel J. Selmonosky	Vice President

Richard W. Smith	Vice President

Mark J. Amrhein	Secretary

OEP Co-Investors LLC

Executive Officers

Name	Title
Brian A. Bessey	President

Mark J. Amrhein	Secretary

OEP Holding Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed
Richard M. Cashin, Jr.	President	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

EXHIBIT 6

James S. Rubin	Vice President	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Daniel J. Selmonosky	Vice President	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Executive Officers

Name	Title
Richard M. Cashin, Jr.	President

Mary Kay Lorenz	Chief Financial Officer and Treasurer

James S. Rubin	Vice President

Daniel J. Selmonosky	Vice President

Mark J. Amrhein	Secretary

Bank One Investment Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed
Richard M. Cashin, Jr.	President	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

EXHIBIT 6

Executive Officers

Name	Title
Richard M. Cashin, Jr.	Chairman of the Board and President

Constance T. Teska	Senior Vice President

Daniel J. Selmonosky	Managing Director

Cathy R. Williams	First Vice President

Brian A. Bessey	Vice President

Robert M. Grimm	Vice President

Lisa C. Martin	Vice President

James S. Rubin	Vice President

Mark J. Amrhein	Secretary

Banc One Capital Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed
Richard M. Cashin, Jr.	President	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Charles W. Scharf	Executive Vice President	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Executive Officers

Name	Title
Charles W. Scharf.	Chairman of the Board

EXHIBIT 6

Richard M. Cashin, Jr.	President

William P. Kusack, Jr.	Managing Director

Francisco J. Pereiro	Managing Director

Mit C. Buchanan	Managing Director

Timothy A. Dugan	Managing Director

Stephen L. Eastwood	Senior Vice President

John M. Eber	Managing Director

James N. Eligator	Managing Director

Paul A. Gargula	Managing Director

Jeffrey A. Holway	Managing Director

Eric M. Hillebrand	Senior Vice President

Mary Kay Lorenz	Managing Directors

Norma J. Lauder	Senior Vice President

Patrick J. McCarthy	Managing Director

Burton E. McGillivray	Senior Vice President

Christie S. McNab	Managing Director

Maurice E. Moore	Managing Director

Jean F. Nagatani	Managing Director

Patrick J. Nash	Managing Director

Christine Stevens	Managing Director

Aloysius T. Stonitsch	Managing Director

Constance T. Teska	Senior Vice President

EXHIBIT 6

Bank One Financial Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed
Randy A. White	Treasurer	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Heidi G. Miller	Executive Vice President and Chief Financial Officer	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Executive Officers

Name	Title
Heidi G. Miller	Chairman and President

David H. Schabes	Senior Vice President

Randy A. White	Treasurer

Abenaa M. Redus	Secretary

Bank One Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed
James Dimon	Chairman of the Board and Chief Executive Officer	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

James S. Crown	General Partner	Henry Crown and Company 222 North LaSalle Street Suite 2000 Chicago, IL 60601

John H. Bryan	Retired Chairman and Chief	Sara Lee Corporation Three First National Plaza

EXHIBIT 6

	Executive Officer	Suite 4400 Chicago, IL 60602

Dr. Maureen A. Fay, O.P.	President	University of Detroit Mercy 4001 West McNichols Detroit, MI 48221

John R. Hall	Retired Chairman and Chief Executive Officer	Ashland, Inc. 50 E. River Center Blvd. Covington, KY 41012

Laban P. Jackson, Jr.	Chairman and Chief Executive Officer	Clear Creek Properties, Inc. 2365 Harrodsburg Road, #B230 Lexington, KY 40504

John W. Kessler	Owner	The John W. Kessler Company The New Albany Company 6525 W. Campus Oval, #100 New Albany, OH 43054

Richard A. Manoogian	Chairman and Chief Executive Officer	Masco Corporation 21001 Van Born Road Taylor, MI 48180

David C. Novak	Chairman and Chief Executive Officer	Yum! Brands, Inc. 1441 Gardiner Lane Louisville, KY 40213

John W. Rogers, Jr.	Chairman and Chief Executive Officer	Ariel Capital Management, Inc. 200 E. Randolph Street, Suite 2900 Chicago, IL 60601

Frederick P. Stratton, Jr.	Chairman Emeritus	Briggs & Stratton Corporation 12301 W. Wirth Milwaukee, WI 53222

Stephen B. Burke	President	Comcast Cable Communications, Inc. 1500 Market Street Philadelphia, PA 19102

Robert I. Lipp	Chairman and Chief Executive Officer	Travelers Property Casualty Corp. One Tower Square Hartford, CT 06183

EXHIBIT 6

Executive Officers

Name	Title
James Dimon	Chairman of the Board and Chief Executive Officer

Austin A. Adams	Executive Vice President

Linda Bammann	Executive Vice President and Chief Risk Management Officer

James S. Boshart, III	Executive Vice President

William I. Campbell	Executive Vice President

Stephen Cerrone	Executive Vice President

David E. Donovan	Executive Vice President

Joan Guggenheimer	Executive Vice President, Chief Legal Officer and Secretary

David J. Kundert	Executive Vice President

Jay Mandelbaum	Executive Vice President

Heidi G. Miller	Executive Vice President and Chief Financial Officer

Tyree B. Miller	Executive Vice President

Charles W. Scharf	Executive Vice President

Randy A. White	Treasurer